UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2019

Intellicheck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50296	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Broad Hollow Road, Suite B51, Melville, NY 11747

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2019, the Board of Directors (the “Board”) of Intellicheck, Inc. (the “Company”) appointed Dr. Amelia Ruzzo to the Board, effective immediately. This brings the total number of Board members to six.

Dr. Ruzzo has over twenty years of deep experience in technology solutions and solid business management and development expertise. Her experience includes positions with Thermo Fisher Scientific from 2012 to 2015 and ITT Exelis from 2010 to 2012. In these roles, she was responsible for aligning IT with business objectives in the development of strategic and tactical plans for segment businesses. Dr. Ruzzo effectively led teams that developed tactical and strategic solutions to enable strong financial results across the businesses’ portfolios. At Alliant Techsystems, from 2006 to 2010 she directed and guided successful solutions for business capture, technology development, execution and customer support. From 2004 to 2005, as Vice President of Information Systems for multi-billion-dollar international gold mining company Placer Dome, Dr. Ruzzo had responsibility for moving the corporation’s information technology strategy forward and for oversight of global initiatives of all information systems. Dr. Ruzzo’s extensive experience in the defense industry includes six years in successive positions at Lockheed Martin culminating in the Director of the Simulation Technology Group in 2004. Her primary job at Lockheed Martin was to support the executive leadership and business development areas by providing the most advanced technology solutions for Lockheed Martin customers.

There are no arrangements or understandings between Dr. Ruzzo and any other persons pursuant to which she was selected as a director. Dr. Ruzzo will be eligible to receive the standard compensation paid to non-employee/non-investor directors previously disclosed by the Company. Neither the Company nor the Board is aware of any transaction in which Dr. Ruzzo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Ruzzo will be indemnified by the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation and Bylaws for actions associated with being a director.

A copy of the Company’s press release announcing the appointment of Dr. Ruzzo is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

99.1	Press release of Intellicheck, Inc. dated January 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2019	INTELLICHECK, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer